                                                                    EXHIBIT 4.06


     =====================================================================



                           SENIOR GUARANTEE AGREEMENT


                                     between


                      ADELPHIA COMMUNICATIONS CORPORATION,
                                  as Guarantor,


                                       and


                        _______________________________,


                              as Guarantee Trustee

                           ------------------------

                           ________________________

                           ------------------------



                         Dated as of _________ ___, 200_


     =====================================================================

        Certain Sections of this Senior Guarantee Agreement relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:

Section of                                                                           Section of Senior
Trust Indenture Act                                                                  Guarantee Agreement
-------------------                                                                  -------------------
310(a)...............................................................................       4.1(a)

   (b)...............................................................................       4.1(c), 2.8

   (c)...............................................................................       Inapplicable

311(a)...............................................................................       2.2(b)

   (b)...............................................................................       2.2(b)

   (c)...............................................................................       Inapplicable

312(a)...............................................................................       2.2(a)

   (b)...............................................................................       2.2(b)

313..................................................................................       2.3

314(a)...............................................................................       2.4

   (b)...............................................................................       Inapplicable

   (c)...............................................................................       2.5

   (d)...............................................................................       Inapplicable

   (e)...............................................................................       1.1, 2.5, 3.2

   (f)...............................................................................       2.1, 3.2

315(a)...............................................................................       3.1(d)

   (b)...............................................................................       2.7

   (c)...............................................................................       3.1(c)

   (d)...............................................................................       3.1(d)

316(a)...............................................................................       1.1, 2.6, 5.4

   (b)..................................................................................... 5.3, 5.7

   (c)..................................................................................... 8.2

317(a)..................................................................................... Inapplicable

   (b)..................................................................................... Inapplicable

318(a)..................................................................................... 2.1(b)

   (b)..................................................................................... 2.1

   (c)..................................................................................... 2.1(a)


----------

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Senior Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

ARTICLE I INTERPRETATION AND DEFINITIONS................................................................  1
    Section 1.1    Interpretation.......................................................................  1
    Section 1.2    Definitions..........................................................................  2


ARTICLE II TRUST INDENTURE ACT..........................................................................  6
    Section 2.1    Trust Indenture Act; Application.....................................................  6
    Section 2.2    List of Holders......................................................................  6
    Section 2.3    Reports by the Guarantee Trustee.....................................................  6
    Section 2.4    Periodic Reports to the Guarantee Trustee............................................  6
    Section 2.5    Evidence of Compliance with Conditions Precedent.....................................  7
    Section 2.6    Events of Default; Waiver............................................................  7
    Section 2.7    Event of Default; Notice.............................................................  7
    Section 2.8    Conflicting Interests................................................................  7


ARTICLE III POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE..........................................  8
    Section 3.1    Powers and Duties of the Guarantee Trustee...........................................  8
    Section 3.2    Certain Rights of Guarantee Trustee..................................................  9
    Section 3.3    Compensation; Indemnity; Fees........................................................ 10


ARTICLE IV GUARANTEE TRUSTEE............................................................................ 11
    Section 4.1    Guarantee Trustee; Eligibility....................................................... 11
    Section 4.2    Appointment, Removal and Resignation of the Guarantee Trustee........................ 12


ARTICLE V GUARANTEE..................................................................................... 12
    Section 5.1    Guarantee............................................................................ 12
    Section 5.2    Waiver of Notice and Demand.......................................................... 12
    Section 5.3    Obligations Not Affected............................................................. 13
    Section 5.4    Rights of Holders.................................................................... 13
    Section 5.5    Guarantee of Payment................................................................. 14
    Section 5.6    Subrogation.......................................................................... 14
    Section 5.7    Independent Obligations.............................................................. 14


ARTICLE VI RANKING...................................................................................... 14
    Section 6.1    Pari Passu Guarantees................................................................ 14


ARTICLE VII TERMINATION................................................................................. 15
    Section 7.1    Termination.......................................................................... 15


ARTICLE VIII MISCELLANEOUS.............................................................................. 15
    Section 8.1    Successors and Assigns............................................................... 15
    Section 8.2    Amendments........................................................................... 15

    Section 8.3    Notices.............................................................................. 15
    Section 8.4    Benefit.............................................................................. 16
    Section 8.5    Governing Law........................................................................ 16
    Section 8.6    Counterparts......................................................................... 17

     SENIOR GUARANTEE AGREEMENT, dated as of ________ ___, 200_ (this "Agreement"), is executed and delivered by ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Guarantor"), and ________________________, a ___________ organized under the laws of the State of __________, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Debt Securities (as defined herein) of ________________, a __________ organized under the laws of the State of __________ and a subsidiary of the Guarantor (the "Issuer").

                             W I T N E S S E T H :

     WHEREAS, pursuant to an Indenture, dated as of _________ ___, ________ (the "Indenture"), between the Issuer and ____________, as Trustee, the Issuer is issuing $___________ aggregate principal amount of its ____% _______________ (the "Debt Securities"), having the terms set forth in the Indenture;

     WHEREAS, as an incentive for the Holders to purchase the Debt Securities, the Guarantor irrevocably and unconditionally agrees, to the extent set forth herein, to pay to the Holders of the Debt Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Debt Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Agreement to provide as follows for the benefit of the Holders from time to time of the Debt Securities:

                                   ARTICLE I

                        INTERPRETATION AND DEFINITIONS

Section 1.1  Interpretation.
             --------------

     In this Agreement, unless the context otherwise requires:

     (a) capitalized terms used in this Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

     (b) a term defined anywhere in this Agreement has the same meaning throughout;

     (c) all references to "the Agreement" or "this Agreement" are to this Agreement as originally executed with respect to any specific issue of debt securities of the Issuer and as modified, supplemented or amended from time to time;

     (d) all references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Agreement unless otherwise defined in this Agreement or unless the context otherwise requires;

     (f) a reference to the singular includes the plural and vice-versa; and

     (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

Section 1.2  Definitions.
             -----------

     As used in this Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

     "Affiliate" means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Board of Directors" means the board of directors of the Guarantor; provided, however, that when the context refers to actions or resolutions of the
--------  -------
Board of Directors, then the term "Board of Directors" shall also mean any duly authorized committee of the Board of Directors of the Guarantor or Officer authorized to act with respect to any particular matter to exercise the power of the Board of Directors of the Guarantor.

     "Capital Stock" means: (1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Agreement; provided, however, that, except with
                                           --------  -------
respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 30 days after receipt of such notice.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee Payments" means the following payments, without duplication, with respect to the Debt Securities, to the extent not paid or made by or on behalf of the Issuer: (i) the principal of the Debt Securities and (ii) any accrued and unpaid premiums, interest and sinking fund payments, if any, in each case when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise.

     "Guarantee Trustee" means _______________, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Agreement, and thereafter means each such Successor Guarantee Trustee.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Debt Securities; provided, however, that in determining whether
                                --------  -------
the holders of the requisite percentage of Debt Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of the Guarantor, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

     "Indenture" has the meaning set forth in the Recitals.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in Principal Amount of the Debt Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the principal amount of all then outstanding Debt Securities issued by the Issuer.

     "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, any Senior or Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Guarantor.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means (a) any Subsidiary of the Guarantor, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Guarantor and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of this Indenture.

     "Senior Debt" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Guarantor, whether outstanding on the date of this Agreement or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Guarantor.

          Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

  1) Indebtedness of or amounts owed by the Guarantor for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business;

  2) the Guarantor's Indebtedness to any of the Guarantor's subsidiaries; or

  3) the Guarantor's Indebtedness that expressly provides that it shall not be senior in right of payment to this Agreement or expressly provides that it is on the same basis or junior to this Agreement.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Guarantor which is classified after the date of this Agreement as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors and (c) any subsidiary which as of the date of this Agreement has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors (such Unrestricted Subsidiaries including, without limitation, Adelphia Business Solutions, Inc., Global Cablevision, Inc., Orchard Park Cablevision, Inc., Global Acquisition Partners, L.P. and FrontierVision Partners, L.P. on the date hereof).

                                  ARTICLE II

                              TRUST INDENTURE ACT

Section 2.1  Trust Indenture Act; Application.
             --------------------------------

     (a) This Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

Section 2.2  List of Holders.
             ---------------

     (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

Section 2.3  Reports by the Guarantee Trustee.
             --------------------------------

     Not later than ________ __ of each year, commencing _______, 200__, the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Guarantor will notify the Guarantee Trustee if and when any Debt Securities are listed on any stock exchange.

Section 2.4  Periodic Reports to the Guarantee Trustee.
             -----------------------------------------

     The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

Section 2.5  Evidence of Compliance with Conditions Precedent.
             ------------------------------------------------

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

Section 2.6  Events of Default; Waiver.
             -------------------------

     The Holders of a Majority in Principal Amount of the Debt Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

Section 2.7  Event of Default; Notice.
             ------------------------

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that,
                                                           --------
except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Agreement shall have obtained written notice, of such Event of Default.

Section 2.8  Conflicting Interests.
             ---------------------

     The Indenture shall be deemed to be specifically described in this Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.1  Powers and Duties of the Guarantee Trustee.
             ------------------------------------------

     (a) This Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Agreement for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Agreement, and no implied covenants shall be read into this Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; and

                B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust

     Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

         (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

         (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Principal Amount of the Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Agreement; and

         (iv) no provision of this Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 3.2  Certain Rights of Guarantee Trustee.
             -----------------------------------

     (a)  Subject to the provisions of Section 3.1:

         (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (ii) Any direction or act of the Guarantor contemplated by this Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

         (iii) Whenever, in the administration of this Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

         (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The

Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

         (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing
                                                       --------
contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Agreement.

         (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         (viii) Whenever in the administration of this Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

Section 3.3  Compensation; Indemnity; Fees.
             -----------------------------

     The Guarantor agrees:

     (a) to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Guarantee Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Agreement.

     The provisions of this Section 3.3. shall survive the termination of this Agreement or the earlier resignation or removal of the Guarantee Trustee.


                                  ARTICLE IV

                               GUARANTEE TRUSTEE

Section 4.1  Guarantee Trustee; Eligibility.
             ------------------------------

     (a)  There shall at all times be a Guarantee Trustee which shall:

         (i)    not be an Affiliate of the Guarantor; and

         (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.2  Appointment, Removal and Resignation of the Guarantee Trustee.
             -------------------------------------------------------------

     (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                   ARTICLE V

                                   GUARANTEE

Section 5.1  Guarantee.
             ---------

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

Section 5.2  Waiver of Notice and Demand.
             ---------------------------

     The Guarantor hereby waives notice of acceptance of this Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3  Obligations Not Affected.
             ------------------------

     The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Debt Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of any sums payable under the terms of the Debt Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Debt Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Debt Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Debt Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.4  Rights of Holders.
             -----------------

     The Guarantor expressly acknowledges that: (i) this Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders;
(ii) the Guarantee Trustee has the right to enforce this Agreement on behalf of the Holders; (iii) the Holders of a Majority in Principal Amount of the Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

Section 5.5  Guarantee of Payment.
             --------------------

     This Agreement creates a guarantee of payment and not of collection. This Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer).

Section 5.6  Subrogation.
             -----------

     The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not
                                --------  -------
(except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.7  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Debt Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                  ARTICLE VI

                                    RANKING

Section 6.1  Pari Passu Guarantees.
             ---------------------

     The obligations of the Guarantor under this Agreement shall rank pari passu with the obligations of the Guarantor under any similar senior guarantee agreements issued by the Guarantor on behalf of the holders of debt securities issued by any subsidiary of the Guarantor and with the Senior Debt.

                                  ARTICLE VII

                                  TERMINATION

Section 7.1  Termination.
             -----------

     This Agreement shall terminate and be of no further force and effect upon the full payment of the aggregate principal of, and any accrued and unpaid premiums, interest and sinking fund payments, if any, on, the Debt Securities. Notwithstanding the foregoing, this Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Debt Securities or this Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1  Successors and Assigns.
             ----------------------

     All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Debt Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

Section 8.2  Amendments.
             ----------

     Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Principal Amount of the Debt Securities. The provisions of the Indenture concerning meetings of the Holders shall apply to the giving of such approval.

Section 8.3  Notices.
             -------

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                                   Adelphia Communications Corporation
                                   One North Main
                                   Coudersport, PA 16915

                                   Facsimile No.: (814) 274-6586
                                   Attention: Colin Higgin, Esq.

     (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the
Holders:

                                   _________________
                                   c/o Adelphia Communications Corporation
                                   One North Main
                                   Coudersport, PA 16915

                                   Facsimile No.:  (814) 274-6586
                                   Attention: Colin Higgin, Esq.

                              with a copy to:

                                   _______________________
                                   _______________________
                                   _______________________

                                   Facsimile No.: ________________
                                   Attention:  ___________________

     (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 8.4  Benefit.
             -------

     This Agreement is solely for the benefit of the Holders and is not separately transferable from the Debt Securities.

Section 8.5  Governing Law.
             -------------

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

Section 8.6  Counterparts.
             ------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        ADELPHIA COMMUNICATIONS
                                        CORPORATION

                                        By: _______________________
                                            Name: _________________
                                            Title: ________________



                                        ___________________________,
                                             as Guarantee Trustee

                                        By: _______________________
                                            Name: _________________
                                            Title: ________________